Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the			At or for the
	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in thousands, except per share amounts)	2006	2005	% Change	2006	2005	% Change
Income Statement Data:
Net interest income	$13,448	$12,855	5%	$26,645	$25,013	7%
Provision for loan losses	506	625	(19)%	981	1,170	(16)%
Noninterest income	4,614	3,706	25%	8,872	6,912	28%
Total Revenues	18,062	16,561	9%	35,517	31,925	11%
Noninterest operating expenses	14,498	12,129	20%	28,423	23,276	22%
Net income	2,050	2,555	(20)%	4,087	5,016	(19)%

Per Common Share Data:
Net income: Basic	$0.33	$0.43	(23)%	$0.67	$0.84	(20)%
Net income: Diluted	0.32	0.40	(20)%	0.64	0.79	(19)%

Book Value				$15.15	$15.12	0%

Weighted average shares outstanding:
Basic	6,088	5,940		6,071	5,921
Diluted	6,369	6,351		6,355	6,330

Balance Sheet Data:
Total assets				$1,783,933	$1,450,759	23%
Loans (net)				888,391	713,979	24%
Allowance for loan losses				9,677	8,573	13%
Investment Securities				722,890	607,032	19%
Total deposits				1,416,490	1,229,461	15%
Core deposits				1,360,195	1,158,679	17%
Stockholders' equity				93,630	91,051	3%

Capital:
Stockholders' equity to total assets				5.25%	6.28%
Leverage Ratio				6.48	7.34
Risk based capital ratios:
Tier 1				9.36	10.86
Total Capital				10.15	11.75

Performance Ratios:
Cost of funds	3.08%	1.94%		2.96%	1.83%
Deposit Cost of Funds	2.20	1.57		2.17	1.52
Net interest margin	3.26	3.88		3.29	3.97
Return on average assets	0.47	0.72		0.48	0.75
Return on average total stockholders' equity	8.83	11.47		8.88	11.58

Asset Quality:
Net charge-offs to average loans outstanding				0.06%	0.06%
Nonperforming assets to total period-end assets				0.19	0.11
Allowance for loan losses to total period-end loans				1.08	1.19
Allowance for loan losses to nonperforming loans				306	655
Nonperforming assets to capital and reserves				3%	2%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,

	June 2006			March 2006			June 2005
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities
Taxable	$750,549	$9,967	5.31%	$722,354	$9,351	5.18%	$609,060	$7,587	4.98%
Tax-exempt	2,101	35	6.66	2,617	44	6.73	7,113	162	9.11
Total securities	752,650	10,002	5.32	724,971	9,395	5.18	616,173	7,749	5.03
Loans receivable
Mortgage and construction	449,604	8,018	7.07	441,473	7,580	6.96	384,180	6,368	6.65
Commercial loans and lines of credit	250,646	5,114	8.07	237,415	4,582	7.83	193,509	3,241	6.72
Consumer	164,138	2,741	6.70	159,029	2,548	6.50	127,515	1,909	6.00
Tax-exempt	21,871	356	6.51	18,845	300	6.37	7,186	124	6.92
Total loans receivable	886,259	16,229	7.27	856,762	15,010	7.10	712,390	11,642	6.55
Total earning assets	$1,638,909	$26,231	6.37%	$1,581,733	$24,405	6.22%	$1,328,563	$19,391	5.85%

Sources of Funds
Interest-bearing deposits
Regular savings	$351,575	$1,924	2.20%	$349,993	$1,748	2.03%	$317,020	$1,080	1.37%
Interest checking and money market	556,976	4,891	3.52	548,444	4,498	3.33	458,575	2,587	2.26
Time deposits	191,900	1,813	3.79	196,183	1,712	3.54	177,065	1,267	2.87
Public funds time	33,678	355	4.23	37,536	371	4.01	34,732	261	3.01
Total interest-bearing deposits	1,134,129	8,983	3.18	1,132,156	8,329	2.98	987,392	5,195	2.11
Short-term borrowings	258,801	3,312	5.06	209,011	2,408	4.61	112,766	889	3.16
Junior subordinated debt	13,600	355	10.43	13,600	354	10.43	13,600	355	10.44
Total interest-bearing liabilities	1,406,530	12,650	3.59	1,354,767	11,091	3.31	1,113,758	6,439	2.32
Noninterest-bearing funds (net)	232,379			226,966			214,805
Total sources to fund earning assets	$1,638,909	$12,650	3.08	$1,581,733	$11,091	2.83	$1,328,563	$6,439	1.94
Net interest income and margin
on a tax-equivalent basis		$13,581	3.29%		$13,314	3.39%		$12,952	3.91%
Tax-exempt adjustment		133			117			97
Net interest income and margin		$13,448	3.26%		$13,197	3.35%		$12,855	3.88%

Other Balances
Cash and due from banks	$50,116			$44,960			$41,959
Other assets	78,575			71,856			55,719
Total assets	1,767,600			1,698,549			1,426,241
Demand deposits (noninterest-bearing)	258,020			241,765			218,107
Other liabilities	9,959			9,428			5,064
Stockholders' equity	93,091			92,589			89,312